UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 26, 2012

Date of Report (Date of earliest event reported)

ONVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35164	91-1859172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Olive Way, Suite 400

Seattle, Washington 98101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 282-5170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Onvia, Inc. (the “Company”) is furnishing the investor presentation slides attached as Exhibit 99.1 to this Current Report, which the Company may use from time to time in conversations with investors and analysts. The presentation will also be posted on the investor relations portion of the Company’s website.

The information furnished on this Form 8-K, including the exhibit attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, whether made before or after the date of this report and irrespective of any general incorporation language in such filing, unless the Company expressly states in such filing that such information is to be considered “filed” or incorporated by reference therein.

Important Information

This information furnished on this Form 8-K may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the 2012 annual meeting of stockholders. Onvia, Inc. (“Onvia”) and its directors and certain executive officers are deemed participants in the solicitation of proxies from stockholders in connection with the 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”). Onvia plans to file a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) relating to the 2012 Annual Meeting. Information regarding the interests of such participants will be included in the Preliminary Proxy Statement. WE URGE INVESTORS TO READ THE PRELIMINARY PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ONVIA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Preliminary Proxy Statement and any other documents filed by Onvia with the SEC in connection with the 2012 Annual Meeting at the SEC’s website at http://www.sec.gov and Onvia’s website at http://www.onvia.com.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Investor Presentation Slides dated March 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onvia, Inc.

March 26, 2012	By:	/s/ HENRY G. RINER
Henry G. Riner
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Presentation Slides dated March 26, 2012.

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